UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 1, 2021

_____________________

VERSO CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34056	75-3217389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8540 Gander Creek Drive

Miamisburg, Ohio 45342

(Address, including zip code, of principal executive offices)

(877) 855-7243

(Registrants’ telephone number, including area code)

_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	VRS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01       Other Events.

As previously disclosed in Verso Corporation’s (“Verso”) Annual Report on Form 10-K for the year ended December 31, 2020 (the “Form 10-K”), in November 2019, the state of West Virginia asserted in an administrative enforcement action that three above-ground storage tanks at Verso’s Luke Mill leaked and that Verso had failed to take certain actions to prevent and report the release of pollutants into the North Branch of the Potomac River.  In March 2020, the Potomac Riverkeeper Network (the “PRKN”) filed a federal lawsuit against Verso alleging the improper handling, storage, and disposal of wastes generated at the Luke Mill.  In May 2020, the state of Maryland joined the PRKN lawsuit and in July 2020, the state of Maryland obtained dismissal of a lawsuit that it previously had filed with respect to the same facts.  The Luke Mill sits on the border of West Virginia and Maryland, and it was closed in June 2019.

On April 1, 2021, a consent decree was approved and entered by the court in the federal lawsuit (the “Consent Decree”), setting forth the terms agreed by Verso with the PRKN and the Maryland Department of the Environment, which is the agency responsible for the environmental interests of the state of Maryland (the “Department”), to settle the claims by PRKN and the state of Maryland against Verso in connection with the alleged improper handling, storage and disposal of wastes generated at Verso’s Luke Mill.

Pursuant to the Consent Decree, Verso has agreed to pay an aggregate of $1,048,417 in penalties and fees to the Department and PRKN.  Verso has also agreed to reimburse the Department for any future response and oversight costs at Luke Mill up to a maximum of $25,000 for the first year after the effective date of the Consent Decree and $20,000 per year thereafter until the termination of the Consent Decree.  Verso had previously reserved an estimated amount for the potential settlement of the dispute in its financial statements as of December 31, 2020.

In addition to the penalties and fees paid pursuant to the Consent Decree, Verso also agreed to continue its ongoing remedial activities at Luke Mill and to monitor the site for at least three years after completion of its remedial efforts.  The Consent Decree requires Verso to submit remediation plans to the Department and PRKN, including an interim remedial measures plan that can be implemented to address impacts to the environment at Luke Mill and a corrective action plan to, among other things, identify, investigate, remedy and/or prevent further impacts to the environment at Luke Mill, which plans are subject to review and approval by the Department and PRKN.  Upon completion of the activities identified in the corrective action plan, Verso must continue to monitor the Luke Mill site for at least three years and provide quarterly monitoring reports presenting ground and water quality assessment results to the Department and PRKN. The three-year monitoring period may be extended if certain groundwater standards or water quality criteria are not met.

As previously disclosed in the Form 10-K, during 2019 and 2020, Verso recorded $3 million and $7 million, respectively, for costs related to environmental remediation efforts, of which $2 million and $5 million is included in accrued and other liabilities as of December 31, 2019 and 2020, respectively.  Verso expects to incur additional costs related to its ongoing environmental remediation efforts.

Verso is currently engaged in settlement negotiations with the state of West Virginia.  Verso believes it is nearing an agreement with the state of West Virginia to settle claims related to the environmental impacts at Luke Mill.

Forward-Looking Statements

In this Current Report on Form 8-K, all statements that are not purely historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may be identified by the words “believe,” “expect,” “anticipate,” “project,” “plan,” “estimate,” “intend,” “potential” and other similar expressions. Forward-looking statements are based on currently available business, economic, financial, and other information and reflect management’s current beliefs, expectations, and views with respect to future costs related to Verso’s ongoing environmental remediation efforts, including those required by the Consent Decree, and settlement negotiations with the state of West Virginia.  Actual results could vary materially depending on risks and uncertainties that may affect Verso and its business. Verso’s actual actions and results may differ materially from what is expressed or implied by these statements due to a variety of factors, including those risks and uncertainties listed from time to time in Verso’s filings with the Securities and Exchange Commission (“SEC”), including those in Verso’s Form 10-K  under the heading entitled “Risk Factors,” as such risk factors may be amended, supplemented or superseded from time to time by other reports Verso files with the SEC. Verso assumes no obligation to update any forward-looking statement made in this report to reflect subsequent events or circumstances or actual outcomes.

Item 9.01       Financial Statements and Exhibits.

(d)     Exhibits

Exhibit Number	Description of Exhibit
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 7, 2021

VERSO CORPORATION

	By:	/s/ Allen J. Campbell
Allen J. Campbell
Senior Vice President and Chief Financial Officer